Exhibit 99.1

Rigetti Computing Reports Third Quarter 2022 Financial Results

BERKELEY, Calif., Nov. 21, 2022 — Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results and the filing of its Quarterly Report on Form 10-Q for the third quarter and nine months ended September 30, 2022.

The Company held a business update conference call on November 14, 2022 to discuss its recent executive transition announcements, its technical roadmap progress, the delay in its financial results for the third quarter 2022 and the anticipated restatement of its financial statements for the first and second quarter of fiscal 2022, in addition to other business updates.

Third Quarter 2022 Financial Highlights

•	Revenue for the third quarter of 2022 was $2.8 million, compared to $2.9 million in the prior year period.

•	Total gross profit for the third quarter of 2022 was $2.0 million, compared with $2.5 million in the prior year period.

•	Total GAAP operating expenses for the third quarter of 2022 were $33.4 million, compared with $11.6 million in the prior year period.

•	Total non-GAAP operating expenses[1] for the third quarter of 2022 were $16.8 million, compared with $9.9 million in the prior year period.

•	GAAP net loss for the third quarter of 2022 was $18.8 million, or ($0.16) per share, compared with $9.8 million, or ($0.43) per share, in the prior year period.

•	Adjusted EBITDA[2] for the third quarter of 2022 was a loss of ($14.8) million, versus a loss of ($7.4) million in the prior year period.

•	The Company had cash, cash equivalents and available-for-sale investments of $161.0 million as of September 30, 2022.

[1]

Non-GAAP operating expenses is a non-GAAP financial measure. For a description of non-GAAP operating expenses and a reconciliation to GAAP operating expenses, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release.

[2]

Adjusted EBITDA is a non-GAAP financial measure. For a description of Adjusted EBITDA and a reconciliation to GAAP net loss, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release.

Fiscal Year 2022 Outlook

•

The Company continues to expect total revenue for the 2022 fiscal year to be between $12.0 million and $13.0 million. As previously disclosed, estimated revenue includes approximately $4.0 million tied to contracts that are being negotiated with a government entity that is also an existing customer. Although the contracting process has taken longer than anticipated, the Company has made progress in the negotiations and expects to complete the negotiations by the end of this fiscal year end. However, revenue recognition for some of the estimated $4.0 million, a portion of which relates to work that has already been performed and costs that have already been incurred, could be deferred to a fiscal period after fiscal year 2022 if negotiations are not completed and contracts are not executed until after 2022. If negotiations result in contract terms that are less favorable than the Company anticipated, the total expected value of these contracts could decrease.

•

The Company is revising its fiscal year 2022 Adjusted EBITDA[3] loss guidance from ($50.0) - ($53.0) million to ($56.0) - ($58.0) million. As previously disclosed, in connection with the discovery of electrical utility fees that were unpaid and unrecognized in prior periods, the Company is accruing approximately $1.6 million of additional estimated expenses in the aggregate in the first and second quarters of 2022 and recorded related additional expenses of approximately $0.1 million in the third quarter of 2022. In addition, the Company expects to incur unanticipated costs related to the resignation of Chad Rigetti from his positions of President and Chief Executive Officer of the Company, the appointment of Rick Danis as Interim President and Chief Executive Officer of the Company and additional legal and consulting fees related to the pending restatement of its first and second quarter 2022 financial statements, and has taken these into account in the revised fiscal year 2022 Adjusted EBITDA loss guidance. In addition, as previously disclosed, the Company is conducting a search for a new chief executive officer. To the extent a new chief executive officer is appointed prior to the end of the 2022 fiscal year, the Company would incur additional expenses related to such appointment. In addition, to the extent contracts are not finalized on the delayed government contract described above, the Company may not be able to recoup costs that have already been incurred for work that has already been performed, this fiscal year or at all. In the event of any of the foregoing, Adjusted EBITDA loss for fiscal year 2022 could be greater than the guidance range estimated above.

# # #

Contacts

Rigetti Computing Investor Contact:

RGTI@investorrelations.com

Rigetti Computing Media Contact:

press@rigetti.com

[3]	Projected Adjusted EBITDA is a non-GAAP financial measure. For a description of Adjusted EBITDA refer to “Non-GAAP Financial Measures” below.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti has more than 150 patents awarded and pending. The Company was founded in 2013 by Chad Rigetti and today employs more than 190 people with offices in the United States, U.K. and Australia. Learn more at www.rigetti.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements, including statements with respect to the Company’s outlook, including with respect to estimated revenue and Adjusted EBITDA for the full year 2022 and estimates and assumptions relating thereto, including with respect to expenses relating to electrical utility fees, the Company’s management transition and costs associated with the restatement of the Company’s financial statements in addition to ongoing contract negotiations with a government entity; expectations with respect to the Company’s management transition and search for a new chief executive officer; expectations with respect to the restatement of its financial statements for the first and second quarters of 2022 and the anticipated filings with the SEC related thereto; expectations relating to the Company’s technology roadmap, milestones and the timing thereof; and expectations relating to growth of the business, including with respect to future potential government and commercial contracts. Forward-looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “outlook,” “anticipate,” “assume,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the ability of Rigetti to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of Rigetti to obtain government contracts and the availability of government funding; the ability of Rigetti to expand its QCaaS business; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others; the ability to meet stock exchange listing standards; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Form 10-Q for the three months ended September 30, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Non-GAAP Financial Measures

To supplement Rigetti’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release. In particular, the Company presents Adjusted EBITDA, which excludes from GAAP reported net loss certain items as detailed in the reconciliation table that follows, and non-GAAP operating expenses, which excludes from GAAP reported operating expenses certain items as detailed in the reconciliation table that follows. The Company believes that Adjusted EBITDA and non-GAAP operating expenses can provide useful measures for period-to-period comparisons of its business as they remove the impact of certain non-cash items and certain variable charges.

Investors should note that reconciliations of certain forward-looking or projected non-GAAP financial measures to their most comparable GAAP financial measures cannot be provided because the Company cannot do so without unreasonable efforts due to the unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of comparable GAAP measures and the reconciling items that would be excluded from the non-GAAP financial measures in the future. Specifically, reconciliations of the components of projected Adjusted EBITDA to its most comparable GAAP financial measure is not provided because the quantification of projected stock-based compensation and change in fair value of assumed forward contract obligations are outside the Company’s control and cannot be reasonably calculated or predicted at this time without unreasonable efforts. Such unavailable information could significantly impact future financial results and vary greatly between periods.

The Company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-GAAP financial measures, when considered together with the Company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the Company’s results from period to period and to its forward-looking guidance and to identify operating trends in the Company’s business.

The Company’s management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and to make operating decisions. Because these non-GAAP financial measures are important internal measurements for the Company’s management, the Company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the Company uses in assessing its own operating performance and making operating decisions. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except for share and per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$73,837	$11,729
Available-for-sale investments	87,186	—
Accounts receivable	2,295	1,543
Prepaid expenses and other current assets	3,633	1,351
Forward contract - assets	1,930	—
Deferred offering costs	742	3,449

Total current assets	$169,623	$18,072
Property and equipment, net	37,440	22,497
Restricted cash	117	317
Other assets	129	165
Goodwill	5,377	5,377

Total assets	$212,686	$46,428

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,726	$1,971
Accrued expenses and other current liabilities	6,934	3,806
Deferred revenue	811	985
Debt - current portion	6,834	575
Forward contract - liabilities	—	230

Total current liabilities	$16,305	$7,567
Debt - net of current portion	22,999	24,216
Derivative warrant liabilities	4,046	4,355
Earn-out liabilities	2,995	—
Other liabilities	436	295

Total liabilities	$46,781	$36,433

Commitments and contingencies (Note 6)
Redeemable convertible preferred stock*, par value $0.0001 per share; 0 shares and 80,974,757 shares authorized at September 30, 2022 and December 31, 2021, respectively; 0 shares and 77,696,679 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	81,523

Stockholders’ equity (deficit):
Preferred Stock, par value $0.0001 per share; 10,000,000 shares and 0 shares authorized at September 30, 2022 and December 31, 2021, respectively; 0 shares and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock*, par value $0.0001 per share; 1,000,000,000 shares and 134,050,472 shares authorized at September 30, 2022 and December 31, 2021, respectively; 122,739,804 shares and 18,221,069 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	12	2
Additional paid-in capital	422,200	135,549
Accumulated other comprehensive gain (loss)	(527)	52
Accumulated deficit	(255,780)	(207,131)

Total stockholders’ equity (deficit)	$165,905	$(71,528)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$212,686	$46,428

*

Shares of legacy Redeemable Convertible Series C Preferred Stock, Redeemable Convertible Series C-1 Preferred Stock, legacy Class A common stock, and legacy Class B common stock have been retroactively restated to give effect to the Business Combination.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$2,804	$2,919	$7,042	$6,818
Cost of revenue	776	446	2,063	1,083

Total gross profit	$2,028	$2,473	$4,979	$5,735

Operating expenses:
Research and development	$17,365	$7,484	$44,040	$21,915
Sales and marketing	1,960	782	4,922	1,738
General and administrative	14,027	3,376	38,371	8,608

Total operating expenses	$33,352	$11,642	$87,333	$32,261

Loss from operations	$(31,324)	$(9,169)	$(82,354)	$(26,526)
Other income (expense), net:
Interest expense	$(1,436)	$(589)	$(3,811)	$(1,077)
Interest income	1,042	2	1,172	9
Change in fair value of derivative warrant liabilities	8,103	—	19,853	—
Change in fair value of earn-out liability	4,860	—	17,418	—
Transaction costs	—	—	(927)	—
Other income (expense)	—	—	—	(23)

Total other income (expense), net	$12,569	$(587)	$33,705	$(1,091)

Net loss before provision for income taxes	(18,755)	(9,756)	(48,649)	(27,617)
Provision for income taxes	—	—	—	—

Net loss	$(18,755)	$(9,756)	$(48,649)	$(27,617)

Net loss per share attribute to common stockholders – basic and diluted	$(0.16)	$(0.43)	$(0.51)	$(1.25)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted*	118,571,295	22,554,422	95,690,821	22,129,715

*	Weighted-average shares have been retroactively restated to give effect to the Business Combination.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the nine months ended September 30, 2022 and 2021

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(48,649)	$(27,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,801	3,628
Stock-based compensation	37,643	1,636
Change in fair value of earnout liability	(17,418)	—
Change in fair value of derivative warrant liabilities	(19,853)	—
Change in fair value of forward contract	(5,465)	—
Amortization of debt issuance costs	1,072	—
Accretion of available-for-sale securities	(356)
Changes in operating assets and liabilities:
Accounts receivable	(753)	16
Prepaid expenses and other current assets	(2,282)	(566)
Other assets	35	(36)
Deferred revenue	(174)	(604)
Accounts payable	(694)	343
Accrued expenses and other current liabilities	3,469	848
Other liabilities	142	(186)

Net cash used in operating activities	$(48,482)	$(22,538)

Cash flows from investing activities
Purchases of property and equipment	(19,294)	(5,789)
Purchases of available-for-sale securities	(87,186)	—

Net cash used in investing activities	$(106,480)	$(5,789)

Cash flows from financing activities
Proceeds from Business Combination, net of transaction costs paid	$225,604	$—
Transaction costs paid directly by Rigetti	(18,420)	—
Proceeds from issuance of notes payable	5,000	20,000
Payments on debt issuance costs	(85)	—
Payment on loan and security agreement exit fees	(1,000)	—
Proceeds from issuance of common stock upon exercise of stock options and warrants	5,990	256

Net cash provided by financing activities	$217,089	$20,256

Effect of changes in exchange rate on cash and restricted cash	$(219)	$35
Net increase (decrease) in cash, cash equivalents, and restricted cash	$61,908	$(8,036)
Cash, cash equivalents, and restricted cash at beginning of period	$12,046	$24,394

Cash, cash equivalents, and restricted cash at end of period	$73,954	$16,358

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,739	$1,077
Supplemental disclosure of non-cash financing and investing activities:
Fair value of earn-out liability	$20,413	$—
Fair value of private placement and public warrants liability	$22,932	$—
Reclassification of loan and security agreement warrants to equity	$6,370	$—
Settlement of the first tranche of forward contract	$3,305	$—
Capitalization of deferred costs to equity upon share issuance	$1,098	$—
Purchases of property and equipment recorded in accounts payable	$449	$240
Unrealized gain (loss) short term investments	$(356)	$—

Rigetti Computing, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

September 30, 2022

(Amounts in $ thousands)

	Three Months Ended		Nine Months Ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2022	2021	2022	2021
Net loss	$(18,755)	$(9,756)	$(48,649)	$(27,617)
Excluding:
Depreciation	$1,823	$1,266	$4,801	$3,628
Stock Compensation	15,121	518	37,643	1,636
Interest expense (Net)	394	587	2,639	1,068
Change in fair value of derivative warrant liabilities	(8,103)	—	(19,853)	—
Change in air Value of Forward Contract Agreement Liability	(388)	—	(5,465)	—
Change in Fair Value of Earn out liability	(4,860)	—	(17,418)	—
Merger related transaction Costs (1)	—	—	927	—

Adjusted EBITDA	$(14,768)	$(7,385)	$(45,375)	$(21,285)

(1)	Merger-related transaction costs are comprised of the allocation of certain legal, accounting and other costs related to the assets and liabilities acquired in the business combination.

Rigetti Computing, Inc.

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

September 30, 2022

(Amounts in $ thousands)

	Three Months Ended		Nine Months Ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2022	2021	2022	2021
Operating Expenses	$33,352	$11,642	$87,333	$32,261

Excluding:
Depreciation and amortization	$(1,823)	$(1,266)	$(4,801)	$(3,628)
Stock Compensation	(15,121)	(518)	(37,643)	(1,636)
Change in Fair Value of Forward Contract Agreement Liability	388	—	5,465	—

*Non-GAAP Operating Expenses	$16,796	$9,858	$50,354	$26,997

*	Non-GAAP operating expenses include an aggregate of $2.0 million in one-time bonuses to certain employees for the successful completion of the business combination.